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                                                                    EXHIBIT 99.1

PRESS RELEASE
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SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS: smith.com

FOR RELEASE

WEDNESDAY, APRIL 17, 2002

CONTACT:      MARGARET K. DORMAN
              CHIEF FINANCIAL OFFICER
              (281) 443-3370

                       SMITH INTERNATIONAL, INC. APPOINTS
                    DELOITTE & TOUCHE AS INDEPENDENT AUDITORS

     HOUSTON, Texas (April 17, 2002)... Smith International, Inc. (NYSE: SII) today announced that its Board of Directors has appointed Deloitte & Touche LLP as its independent auditors for the 2002 fiscal year. The firm will replace Arthur Andersen LLP effective immediately and will review the Company's consolidated financial statements for the quarter ended March 31, 2002.

     The appointment of Deloitte & Touche was made after careful consideration by the Board of Directors, its Audit Committee and management of the Company, and concludes an extensive evaluation process. The decision to change auditors was not the result of any disagreement between the Company and Arthur Andersen on any matter, including accounting principles or practices, financial statement disclosures, or auditing scopes or procedures. During the nearly 50 years Arthur Andersen served as Smith's independent auditors, the firm provided exceptional service and their people demonstrated a high degree of professionalism.

     Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units - M-I, Smith Bits, Smith Services and Wilson.